    As filed with the Securities and Exchange Commission on August 26, 1998
                                                      Registration No. 333-_____

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                     NBH, INC. AND BERKSHIRE HATHAWAY INC.
          (Exact name of Registrants as specified in their charters:
               See Explanatory Note following this facing page)

           Delaware                                    04-2254452
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                         (Address, including zip code,
                        of Principal Executive Offices)

    Berkshire Hathaway Inc. 1996 Stock Option Plan, as Amended and Restated
                           (Full Title of the Plan)

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
               (Name, address, including zip code, and telephone
              number, including area code, of Agent for Service)

                                   COPY TO:

                             Mary Ann Lyman, Esq.
                          Munger, Tolles & Olson LLP
                            355 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 683-9100

                                ---------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           PROPOSED                PROPOSED
                                                           MAXIMUM                 MAXIMUM                AMOUNT OF
   TITLE OF SECURITIES          AMOUNT TO BE            OFFERING PRICE        AGGREGATE OFFERING        REGISTRATION
    TO BE REGISTERED             REGISTERED                PER SHARE                PRICE                    FEE
--------------------------------------------------------------------------------------------------------------------
Class B Common Stock, par           11,702                $2,310.50(1)           $27,037,471(2)             $7,977
value $.1667 per share              shares
====================================================================================================================

(1) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under
       Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class B Common Stock of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on August 24, 1998.
================================================================================

                                EXPLANATORY NOTE
                                ----------------

THIS REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT") IS FILED BY BOTH NBH, INC. AND BERKSHIRE HATHAWAY INC., AS REGISTRANTS, IN ORDER TO TAKE INTO ACCOUNT THE EFFECT OF A POSSIBLE BUSINESS COMBINATION PURSUANT TO AN AGREEMENT AND PLAN OF MERGERS DATED JUNE 19, 1998 BETWEEN BERKSHIRE HATHAWAY INC. AND GENERAL RE CORPORATION (THE "GENERAL RE MERGER AGREEMENT"). THE GENERAL RE MERGER AGREEMENT CONTEMPLATES THAT BERKSHIRE HATHAWAY INC. AND GENERAL RE WILL EACH BECOME A WHOLLY OWNED SUBSIDIARY OF NBH, INC., A NEW HOLDING COMPANY. AS A RESULT, EACH OUTSTANDING SHARE OF BERKSHIRE HATHAWAY INC., INCLUDING THOSE REGISTERED UNDER THIS REGISTRATION STATEMENT, WILL BECOME ONE IDENTICAL OUTSTANDING SHARE OF NBH, INC. NBH, INC. WILL THEN TAKE THE NAME "BERKSHIRE HATHAWAY INC." AND WILL BE THE SUCCESSOR REGISTRANT OF THE SHARES REGISTERED HEREBY. HOWEVER, THE GENERAL RE MERGER AGREEMENT ALSO PROVIDES THAT, UNDER CERTAIN CONDITIONS, THE BUSINESS COMBINATION MAY BE RESTRUCTURED (THE "ALTERNATIVE TRANSACTION"). IN THE ALTERNATIVE TRANSACTION, GENERAL RE WILL MERGE WITH, AND BECOME, A WHOLLY OWNED SUBSIDIARY OF A SUBSIDIARY OF BERKSHIRE HATHAWAY INC. ITSELF, RATHER THAN OF NBH, INC., AND BERKSHIRE HATHAWAY INC. ITSELF WILL NOT BECOME A SUBSIDIARY OF NBH, INC., BUT WILL REMAIN THE ULTIMATE PARENT COMPANY. IN THAT EVENT, BERKSHIRE HATHAWAY INC. WILL REMAIN THE REGISTRANT OF THE SHARES REGISTERED HEREBY. THEREFORE, IN ORDER TO ACCOUNT FOR EITHER POSSIBLE EVENT, THIS REGISTRATION STATEMENT CONSTITUTES THE REGISTRATION STATEMENT OF NBH, INC. AND BERKSHIRE HATHAWAY INC.

                    STATEMENT OF INCORPORATION BY REFERENCE


     In accordance with General Instruction E to Form S-8 and because this Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the same employee benefit plan is effective, the contents of the following document filed by Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") with the Commission (File No. 1-10125) are incorporated herein by reference:
Berkshire's Registration Statement on Form S-8 filed on December 20, 1996 (Registration No. 333-18443) relating to the Berkshire Hathaway Inc. 1996 Stock Option Plan.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities offered hereby has been passed upon by Munger, Tolles & Olson LLP, Los Angeles, California, as counsel for the Company. Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is a director of the Company. He and other attorneys in such firm beneficially own an aggregate of less than 1% of the outstanding Company Common Stock.


ITEM 8.   EXHIBITS.

     Exhibit No.  Description
     -----------  -----------
     4            Berkshire Hathaway Inc. 1996 Stock Option Plan, as Amended and
                  Restated.

     5 Opinion of Munger, Tolles & Olson LLP, regarding the validity of securities offered hereby.

     23.1         Consent of Deloitte & Touche LLP.

     23.2         Consent of Munger, Tolles & Olson LLP (included in Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on this 26th day of August, 1998.

BERKSHIRE HATHAWAY INC.                NBH, INC.


By:     /s/ Marc D. Hamburg            By:     /s/ Marc D. Hamburg
   -----------------------------          -----------------------------
          Marc D. Hamburg                         Marc D. Hamburg
      Vice President and Chief                Vice President and Chief
         Financial Officer                       Financial Officer

    Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement had been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE                                        DATE
---------                                    -----                                        ----
/s/ Warren E. Buffett                        Chairman of the Board and                    August 26, 1998
-------------------------------              Director (principal executive
 Warren E. Buffett                           officer) of Berkshire Hathaway
                                             Inc. and of NBH, Inc.

/s/ Marc D. Hamburg                          Vice President and Chief                     August 26, 1998
-------------------------------              Financial Officer (principal
Marc D. Hamburg                              financial officer) of
                                             Berkshire Hathaway Inc. and of
                                             NBH, Inc.

/s/ Daniel J. Jaksich                        Controller (principal                        August 26, 1998
-------------------------------              accounting officer) of
Daniel J. Jaksich                            Berkshire Hathaway Inc. and of
                                             NBH, Inc.

/s/ Charles T. Munger                        Vice-Chairman of the Board and               August 26, 1998
-------------------------------              Director of Berkshire Hathaway
Charles T. Munger                            Inc. and of NBH, Inc.

/s/ Susan T. Buffett                         Director of Berkshire Hathaway               August 26, 1998
-------------------------------              Inc. and of NBH, Inc.
Susan T. Buffett

/s/ Malcolm G. Chace                         Director of Berkshire Hathaway               August 26, 1998
-------------------------------              Inc. and of NBH, Inc.
Malcolm G. Chace

/s/ Walter Scott, Jr.                        Director of Berkshire Hathaway               August 26, 1998
-------------------------------              Inc. and of NBH, Inc.
Walter Scott, Jr.

/s/ Howard G. Buffett                        Director of Berkshire Hathaway               August 26, 1998
-------------------------------              Inc. and of NBH, Inc.
Howard G. Buffett

/s/ Ronald L. Olson                          Director of Berkshire Hathaway               August 26, 1998
-------------------------------              Inc. and of NBH, Inc.
Ronald L. Olson